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                                                                    EXHIBIT 11.1

             STATEMENT REGARDING COMPUTATION OF NET LOSS PER SHARE

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
                                                                     YEAR ENDED JUNE 30,
                                                               --------------------------------
                                                                 1997        1996        1995
                                                               --------     -------     -------
                                                               (IN THOUSANDS, EXCEPT HER SHARE
                                                                            DATA)
HISTORICAL:
Net loss...................................................... $(12,866)    $(9,369)    $(9,660)
                                                               ========     =======     =======
Weighted average common shares outstanding....................    9,379       1,379         854
Shares related to SAB No. 55, 64, and 83......................       --         996       1,328
                                                               --------     -------     -------
          Total weighted average common shares outstanding....    9,379       2,375       2,182
                                                               ========     =======     =======
Net loss per share............................................ $  (1.37)    $ (3.95)    $ (4.43)
                                                               ========     =======     =======
PRO FORMA:
Net loss......................................................              $(9,369)    $(9,660)
                                                                            =======     =======
Weighted average common shares outstanding....................                1,091         854
Common equivalent shares:
  Convertible preferred stock                                                 5,450       5,450
Other shares related to SAB No. 55, 64, and 83................                  491         655
                                                                            -------     -------
          Total weighted average common and common equivalent
            shares outstanding................................                7,032       6,959
                                                                            =======     =======
Pro forma net loss per share..................................              $ (1.33)    $ (1.39)
                                                                            =======     =======
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